THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 1 THOMSON REUTERS FINAL TRANSCRIPT Q4 2017 Patrick Industries Inc Earnings Call EVENT DATE/TIME: 02/15/2018 10:00 AM GMT

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 2 CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of IR Todd M. Cleveland Patrick Industries, Inc. - CEO CONFERENCE CALL PARTICIPANTS Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Daniel Joseph Moore CJS Securities, Inc. - Director of Research Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries Inc. Fourth Quarter 2017 Earnings Conference Call. My name is Sylvia, and I'll be your operator for today's call. (Operator Instructions) Please note that this conference call is being recorded. I will now turn the call over to Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of IR Good morning, everyone, and welcome to Patrick Industries' Fourth Quarter 2017 Conference Call. I am joined on the call today by Todd Cleveland, CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2016 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date of the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland Patrick Industries, Inc. - CEO Thank you, Julie Ann, and thank you all for joining us on the call today. This morning, we would like to discuss the company's fourth quarter and full year 2017 results and provide an update on the major markets we serve. We'll then conclude by providing an update on our overall business outlook. Optimism, energy and overall sentiment in all the primary markets remain healthy, and our fourth quarter 2017 results reflect the strength of those markets and the execution of our strategic growth initiatives. Operational and financial improvements in both the top and bottom line were fueled by a combination of acquisition growth, strong industry performance in all 4 of our end markets, leveraging our fixed costs and the ongoing focus and priority by our team members to drive our customer-first performance-oriented culture. Our revenues increased 47% in the fourth quarter to $476 million and 34% for the full year to more than $1.6 billion, and our net income per diluted share increased 97% and 43% for the same periods, respectively. In addition, we continue to gain market share in all the industries we serve. Our talent engagement and retention initiatives remain a focus, to continue to manage, align and motivate our tremendously-talented workforce, and our geographic expansion opportunities and acquisition pipeline continue to be extremely robust.

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 3 Now I'll turn the call over to Andy, who'll further review the primary markets and performance. Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. As noted the fourth quarter reflected the tremendous momentum carried forward from the first 3 quarters of 2017, in both our leisure family-oriented lifestyle and housing and industrial markets along with the execution of our strategic initiatives. Solid fundamental demographic trends, industry tailwinds and strong organic and strategic revenue growth continued to propel our strong operating results. We maintained our focus on leveraging the strengths of our operating and financial platform, the disciplined and opportunistic deployment of capital in alignment with our capital allocation strategy, targeted capacity expansion initiatives to ensure that we position ourselves to continue to support expected growth rates in strong customer demand, and geographic expansion opportunities. Our RV and marine markets collectively represent approximately 76% of our fourth quarter revenue base and were up 52% for the quarter and 36% for the year, while our housing and industrial markets representing the other 24% of our revenues were up 33% in the quarter and 28% for the year. Now let's turn to some specific statistics on each of the industries we serve. The RV industry saw its eighth consecutive year of growth in wholesale and retail units shipped and sold with continued optimism, positive retail trends and no signs of slowing down as we head into 2018. Initial reports indicate that the dealer shows held in January experienced strong attendance levels, including record attendance at the recent Florida RV SuperShow. The RV industry is our largest market sector, accounting for 68% of our fourth quarter 2017 revenues. Fourth quarter wholesale unit shipments were right in line with our expectations, increasing 19% over the prior year, and representing the eighth consecutive quarter of double-digit growth. The towable market, which accounts for approximately 88% of all units shipped, continued to lead the way, with quarterly increases of over 19%. Travel trailers, representing 75% of all towable units shipped in the quarter, increased 20% over the fourth quarter of 2016. And the larger and higher-content fifth wheel sector, representing 22% of the towable market in the quarter, increased 21% over the same period. The motorized segment of the industry, which represents approximately 12% of all RV shipments, had its strongest quarterly shipment increase in 7 quarters, growing 17% over Q4 of '16. Class Bs and Cs experienced solid growth of 19% in the quarter, and the larger and more expensive Class As were up 13% over Q4 '16 and represented the highest quarterly shipment increase since the first quarter of 2016. Year-to-date, RV wholesale unit shipments are up a robust 17% and are supported by strong demographic and retail demand trends and expectations. Combined domestic and Canadian retail shipments through December are up 12% versus 2016. We estimate, based on the trended history of upward revised retail reporting statistics, that overall retail will be up an estimated 14% and is representative of solid channel pull-through. Additionally, increasing OEM backlogs continue to reinforce the dealers positioning themselves with inventory earlier into the beginning of 2018 to adequately support the anticipated upcoming retail selling season and not miss opportunities to place units. Our marine business continues to grow as revenues were up 180% to $38 million for the quarter, and represent approximately 8% of our fourth quarter sales. For the full year, our marine revenues were up 215% to over $112 million, bolstered by strategic acquisition and organic growth. The marine market is a natural fit within the growing popularity of the recreational and leisure family-oriented lifestyle, as younger generations of families allocate more time to leisure activities, and is aligned with the demographic trends that supports the continued trajectory of both the RV and single-family housing markets. Our sales to the marine industry are primarily focused on the powerboat sector in both the freshwater and saltwater markets. Powerboat retail sales grew 6% in the fourth quarter and 4% for the year in 2017. Retail trends and demand patterns are strong in this sector as well and

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 4 evidenced by a strong start to the show season, with increased year-over-year traffic at both the Baltimore and Chicago Boat shows in January and solid expectations for the Miami Boat Show this week. Turning our focus to the housing and industrial side of our business. Our manufactured housing sales represented 13% of our total revenues and were up 30% over Q4 2016, again outperforming industry growth of 15%. Additionally, our content per unit grew 16% from the fourth quarter of 2016 as a result of both strategic and organic growth. This industry continues to adapt its platform with the latest innovations and quality products, providing a viable cost-effective option for those interested in the independence and attractiveness of single-family homeownership. Also, as previously noted, the demographic trends consistent with our leisure family-lifestyle markets, points toward continued strong demand patterns related to first-time homebuyers, and the MH profile is an ideal entry point for just that demographic buying class. The company's industrial revenues, which represent 11% of our consolidated revenue base and focus on the residential housing, hospitality, high-rise and commercial markets, increased 37% in the quarter and 27% for the year, reflecting both acquisition and organic growth. Our revenues here continued to outperform the markets. Residential housing starts were up 2% for the year, with single-family leading the way, up 9% overall, 8% in the Midwest and almost 14% in the West. Our recent acquisition of LMI in November 2017 presents an ideal opportunity to capitalize on the strength of the western residential housing markets and their relationships with large-scale homebuilders and commercial contractors as well as presenting a tremendous opportunity to add value through a full suite of complimentary bath and shower product offerings. From a macroeconomic perspective, fundamental equity market strength, despite recent volatility, strong consumer confidence, low unemployment, job and wage growth and the expected impact of the recent Tax Cuts and Jobs Acts of 2017, are all positive indicators heading into 2018. Additionally, favorable demographic trends in all of our markets, including U.S. population statistics and projections and pent-up demand in housing, including new housing for younger families, points towards favorable consumer demand patterns in 2018 and beyond. On the RV side, reports indicate the key industry shows in the second half of 2017 and in January '18 have all seen very strong, if not record attendance in traffic, along with continued strong influx of new first-time buyers. Retail sales and inventory turns and sell-through remain constant on a seasonally-adjusted basis, supporting historically strong industry turns. In early December 2017, the RVIA revised their 2018 full year outlook, and project RV wholesale unit shipments to total approximately 521,000 units, up 3% in 2018. We believe that there is an opportunity to exceed this estimate and are positioning ourselves to provide the capacity the industry needs to continue to meet demand levels. The powerboat marine business trends and anticipated trajectory for continued slow and steady growth fits well with our growing marine platform and presence. The business model is similar to that of the RV model, as both are based on and supported by the consumer's desire for an interestingly active family-based outdoor lifestyle. As the age of the used boat inventory continues to increase, we are anticipating low- to mid-single-digit growth in this market in 2018, with limited downside risk, and expect to continue to grow content in this space with our brand-centric entrepreneurial-driven model and our capital resources that position us to continue to support the growing needs of this market. On the MH side, we believe that this market is poised for continued resurgence with the value proposition and improving design and quality profile that fits well with both economic and demographic trends. The MH market provides a cost-effective option for first-time homebuyers and those looking to downsize as well as those individuals and families, either whose credit ratings have been decimated by the economic and jobs environment as of the last downturn or those who have not yet established credit. Based on these factors, we are currently anticipating low-double-digit growth rates in MH wholesale units for fiscal 2018.

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 5 The residential and industrial markets represent a breadth of product expansion and acquisition opportunities for us to capitalize on our core competencies and gain market penetration. And we continued to gain traction on the residential housing side as well as the retail, high-rise and hospitality markets. We are anticipating mid- to high-single-digit growth in this market sector. However, we expect to continue to increase our content and market share beyond general industry expectations as a result of our increasing market penetration, relationships, geographic and strategic expansion and cross-selling opportunities. And finally, in the fourth quarter of 2017, we completed 3 acquisitions, accounting for almost $200 million of annualized revenues: Indiana Transport and LMI in November and Nickell Moulding in December. Indiana Transport is a leading RV transportation company, delivering recreational units for manufacturers to dealers across the United States and Canada, and allows us the opportunity to continue to partner with the OEMs to bring both content and bundled services as well as providing us with multiple dealer touch points. LMI is a leading designer, fabricator and installer of specialty glass, mirror, bath and closet building products to the residential housing and commercial high-rise builders, general contractors, retailers and recreational vehicle manufacturers in the U.S. with multiple opportunities for expansion, product cross-selling and market share growth. And Nickell Moulding is a custom manufacturer of hardwood and wrapped moldings and trim, custom wood frames and door components for the RV, retail, hospitality and MH markets. From 2014 to 2017, we completed 21 acquisitions of 32 different companies. And in the last 3 years, we have acquired averaged annualized revenues of approximately $236 million per year. Our acquisition pipeline is strong and spans across all 4 of our primary market sectors. We remain energized and focused on driving value with a disciplined execution of our capital allocation strategy, designed to support both our internal as well as our external customers' growth initiatives through strategic acquisitions, investments and capital expenditures, facility improvement initiatives and workforce engagement, retention, leadership and planning throughout 2018. I'll now turn the call over to Josh, who'll provide additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the fourth quarter increased 47% to $476 million, reflecting strong organic growth in all 4 of our primary markets, market share gains, geographic and product expansion efforts and the impact of acquisitions. The 13 companies we acquired in 2017 contributed approximately $62 million in revenues in the quarter and $110 million for the full year 2017. On an annual basis, our sales exceeded $1.6 billion, increasing 34% compared to the prior year. Our RV revenues were up 44% in the fourth quarter, reflecting an increase in wholesale shipments of 19%. For the full year, RV sales were up 28% on a shipment increase of 17% and our RV content per unit increased 9% to $2,232 per unit. On the marine side, our revenues nearly tripled versus the prior year and represented 8% of our fourth quarter sales. Our MH revenues increased 30% for the quarter on unit and shipment improvements of 15%. Our MH content per unit increased 16% to $2,289 per unit. Finally, our industrial revenues were up 37% in the quarter. The strength in our industrial sales reflects our expanding product portfolio with applications across multiple industrial markets and the interest in the new markets and geographic regions. Our gross margin in the quarter was 17%, up 60 basis points from 2016, as a result of acquisition growth, internal synergies and the impact of investments made over the prior year in both strategic capex and various labor initiatives. We continue to focus on leveraging our fixed costs on increased revenues into executing our synergies across all of our brands. Operating expenses were 9.8% of sales in the fourth quarter. Warehouse and delivery expenses and intangible asset amortization remain relatively constant, and SG&A increased 40 basis points compared to the fourth quarter of 2016. Primary factors contributing to the higher SG&A in both the quarter and the full year are the investments in leadership, talent and retention to support our continued strategic growth

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 6 plans for 2018 and beyond, and the impact of certain acquisitions completed in 2016 and 2017, which have a higher SG&A expense profile relative to Patrick's overall SG&A expense profile. Operating income increased 54% to $34 million in the fourth quarter. Operating margins in the fourth quarter were 7.2% compared to 6.8% in 2016, an increase of 40 basis points from the prior year, primarily due to the factors previously described. As we look to 2018, we expect to continue to gain traction and realize the positive impact of our focused strategic investments, increased capacities and improved operating and labor efficiencies. Our net income per diluted share for the fourth quarter of 2017 was up 97% to $1.16 compared to $0.59 in the prior year. The fourth quarter includes a one-time tax benefit of $0.29 resulting from the recently enacted U.S. tax reform legislation. Exclusive of this item and the impact of additional shares issued pursuant to our equity offering in March, our net income per diluted share increased over 50% year-over-year. Our effective tax rate for 2017 was 24%. Excluding the impact of share-based compensation and U.S. tax reform, our effective tax rate was just under 36%. For 2018, we're estimating our effective all-in tax rate to be 24% to 25%. Our Q1 '18 effective tax rate will be lower, which will include the impact of share-based compensation. However, we are a full-cash taxpayer, and on a cash basis, we fully expect to receive the cash benefit of the full federal rate reduction from 35% to 21% for 2018. Now turning to the balance sheet. Our total assets increased approximately $332 million from December 31, 2016, primarily reflecting the growth in our business, the addition of acquisitions and the related seasonal working capital ramp-up in the year. For 2017, we generated approximately $100 million of operating cash flows. Our leverage position relative to EBITDA was at 1.8x at the end of fourth quarter, which is down from just under 2x at the end of 2016. As previously announced, in late January 2018, we completed the offering in a private placement of $172.5 million 1% coupon convertible senior notes due 2023. As part of the offering, we entered into hedge transactions to reduce potential dilution to our common stock upon conversion of the notes up to a stock price of approximately $114 per share. Net proceeds from the issuance of the convertible notes were approximately $154 million. In addition to the notes offering, we amended our credit agreement to expand our credit facility by $50 million to approximately $500 million. The combined transactions increased our credit availability by over $200 million and provide us with flexibility and dry powder to continue to execute on our disciplined capital allocation strategy. As we announced this past January, our Board of Directors approved a new stock repurchase program that authorizes the repurchases of up to $50 million of our common stock over a 24-month period. In the future, we may continue to repurchase shares from time-to-time in the open market based on volatility in our share price, market condition and on pre-established guidelines as determined by management and our Board of Directors. And finally, our capital spending in 2017 of approximately $22 million focused on strategic investments in capacity and geographic expansion, increased efficiencies as well as new process and product development. Given the continued strength in all of our primary markets, we continue to make disciplined strategic investments in our businesses to ensure we maintain sufficient capacity and can support expected volume levels. For 2018, we currently estimate our total capital spending to be in the range of $22 million to $25 million. We will, however, continue to assess our needs throughout 2018 given market demand and make adjustments where necessary to ensure we had adequate capacity to meet robust demand levels. That completes my remarks. Todd?

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 7 Todd M. Cleveland Patrick Industries, Inc. - CEO Thanks, Josh. Overall, our team is energized and excited about the opportunities in front of us, as consumers continue to migrate towards the recreational, leisure family lifestyle and appear confident about the overall economic conditions. We remain laser focused on driving shareholder value and alignment with the expected industry growth, consumer demand and the potential in all the primary markets we serve in 2018 and beyond. We are well positioned to continue to execute on our strategic plan and operational initiatives, and expect to further expand our product and geographic presence to be able to capitalize on the strengths of our platform. Additionally, our focus on acquisitions, capacity planning, talent retention and engagement and increasing our product offering remain a high priority to continue to increase our value proposition to our customers. Our strategic acquisitions we made in 2016 and 2017 both increased our scale on existing markets and further opened doors to new markets and cross-selling potential within our expanded geographic footprint. Our acquisition pipeline remains full with potential candidates across all primary markets we serve. The capital capacity and flexibility provided by both the note offering and the expansion of our credit facility that we executed in January positions us with dry powder to execute on our long-term strategic growth initiatives and capital allocation strategy. We intend to continue to put our strong cash flows and financing platform to work and invest in our overall business model and brands. We'll continue to prioritize our organizational strategic agenda to grow our top line, with the expectation of outpacing the respective markets. I remain humbled by the dedication and commitment by our more than 6,800 tremendously talented team members, and we're extremely appreciative of the support of our customers, suppliers, Board of Directors, banking partners and our shareholders who we're privileged to serve. This is the end of our prepared remarks. We're now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And our first question comes from Brett Andress from KeyBanc Capital. Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Dan Charrow on for Brett. Looks like your overall organic growth was real solid during the quarter, bit of an acceleration. Can you give us a sense about the overall industry growth versus your market share growth? And what the profile -- growth profile across the end markets is like? Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes, this is Josh. Our overall organic growth was plus 30% of the 47%. So really robust growth, kind of accelerated into Q4. For the -- as far as the end markets, we were at 16% on a consolidated basis, and that would put our organic growth up 14% net of industry growth. Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Got it. And was that kind of driven by any specific end markets? Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer So within the towable sectors, we had really strong fiscal growth in the quarter, plus 21%, and we have a lot of content in the fifth wheel. So that was one component of it. And overall, fifth wheels quarter-over-quarter increased 2 points as a percentage of total towables in the quarter. So with the strength in the towables and other initiatives taking place, both of those contributed to the strong organic growth. Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Great, great. And with the call out in the release around RV wholesale production and aligned with retail, it sounds like dealer turns are fairly normal. How are you guys feeling about channel inventories heading into the selling season?

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 8 Andy L. Nemeth Patrick Industries, Inc. - President Yes, this is Andy. We feel really good about where we're at today. We think the dealers have positioned themselves to be able to take advantage of the strong upcoming selling season. We did see a little bit of inventory build, but again, that's in anticipation of making sure that they've got units on the lots to be able to support the demand. And we've seen increasing backlogs, the dealer -- the inventory turns and -- are right on track with where they were and have been seasonally. So again, I think we're very excited and optimistic about the selling season, but feel like things are still in balance. Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Good, good. And if I can sneak another one in here. It is encouraging to continue to seeing gross margins expand during the quarter. How are you guys feeling about labor heading into this year? Todd M. Cleveland Patrick Industries, Inc. - CEO This is Todd. I think, heading into this year, we're probably feeling as strong as we've felt in the last 2 years. We put a lot of effort into our labor retention initiatives. We saw a dramatic decrease of almost 20% of our turnover from 2016 to 2017, and we're continuing to work those objectives extremely hard, and we think we're very well-positioned to continue to see benefits, both from an efficiency standpoint and just an overall morale standpoint. So I think while the market is extremely challenging, I think the initiatives and the foresight that we've had from a leadership standpoint and the teamwork that we've put together is paying dividends and will continue to pay dividends. Operator Our next question comes from Daniel Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research On the recent -- in one of the competitor's recent calls, they indicated Q1 volumes for the RV industry, you know it continued to be very strong. And by inference, maybe up as much as high single to low double digits. Are you seeing that continued strength in shipments as we go into Q1? And a quick follow-up or two. Todd M. Cleveland Patrick Industries, Inc. - CEO Yes, Dan. This is Todd. Yes, we feel the same way. The OEs came out of the gates strong, especially after some of these initial indications with some retail shows. The OEs are continuing to do what they need to do in order to keep the dealers buy units. So yes, we see the strength as well. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Very helpful. And then, shifting gears. Marine market, obviously, continues to grow in importance. And still below midcycle levels in terms of shipments. That said, very similar drivers to RVs in terms of outdoor lifestyle, consumer confidence. So how do you think about the cycle there? And what the outlook for growth looks like over the next few years? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Dan. This is Andy. We're really excited about the marine platform and the marine industry in general. We think that there is opportunity for continued slow and steady growth in that space. We're seeing the aged used boat inventory continue to expand, providing opportunity for additional entry of newer units, and we feel limited downside risk in the marine space today. And similar patterns related to that, leisure family lifestyle, we're continuing to see the same type of demographic trends influx into the marine space. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Got it. And lastly, just piggybacking on one of the questions on gross margin. I know you don't like to get into giving guidance, but given how you feel pretty good about labor, I think we finished 2017 at about 17%. Any reason we can't -- any reason that, that level is not sustainable or we couldn't improve on that in 2018?

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 9 Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. As it relates to gross and op margins, we really focused on the op margin line. We're going to see a little bit of fluctuation. We certainly think and hope to be able to continue to expand both gross and op margins. But our expectation continues to be 30 to 50 basis points on an annual basis of op margin improvement. Operator Our following question comes from Rafe Jadrosich from Bank of America. Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate I wanted to ask about working capital. You finished the end of the year, having inventories of around 45. And then the receivables were up over 100. Just -- what's driving that? And then, could you talk about how the outlook for that going forward? Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes, Rafe. It's Josh. The big driver of that is going to be the acquisitions we completed in Q4. So we brought on LMI and Indiana Transport and Nickell Moulding, all in the latter part of the year, particularly in the last 2 months. So that working capital would be added to the balance sheet, but you won't realize the full revenues for the year. So that's a big driver of it, it's acquisition-related. The other component is, we just flexed up inventories a little bit from an organic basis as we approach throughout the year with pricing that's embedded a little bit to ensure that we are well positioned to be able to support the continued strength we're seeing in the market as we head into 2018. And then lastly, on the receivable side, as we bring on additional acquisitions and that receivable profile of end customers, it's a little different than the RV side, they have a little bit longer-term without traditional core RV customers. That's going to have a slight uptick in receivables. But overall, I would say reflex working capital in line with our expectations and in line with where we thought our operating cash flows would be for 2017, and we're progressing that way for 2018 as well. Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate That's very helpful. And then on M&A, you guys, in terms of revenue, acquired around $200 million in 2017, which was a big step up from prior years. How should we think about that going forward in terms of the pipeline, your capacity? And then by end market, are there any markets that we should be focused more on for what you'll be targeting? Or do you think it'll be balanced? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Rafe. This is Andy. In 2017, we actually executed on over $300 million in annualized revenues. In the last 4 years, we've acquired average annualized revenues of little over $200 million, and in the last 3 years, around $236 million average annualized revenues. And from a mix perspective, we're continuing to see opportunities in all 4 of our primary markets, wherein we're continuing to opportunistically evaluate all those opportunities. So we're not targeting any particular market. We're being -- remaining diligent and disciplined as it relates to deal multiples, synergistic fit, strategic initiatives and thoughts as it relates to what we can do from an acquisition and combination perspective. So we're seeing it across all end markets and really excited about the pipeline today as far as where those acquisition candidates are coming from. And from a target perspective, again, our capital allocation strategy is really centered around putting capital to work. Our internal targets are around $150 million in annualized revenues, but again, I point towards recent trends, where we've been able to acquire opportunistically and from a true disciplined approach, more than over $200 million over the last couple of years. So we have a full pipeline today. We're excited about it and expect to continue to execute on that strategy. Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate And did you sense of what your capacity would be like? Or like what could you do up to in terms of assuming that the multiples stay in the range where you've been buying? How much revenue could you acquire? Andy L. Nemeth Patrick Industries, Inc. - President Sure. So again, last year, we did -- we bought over $300 million in annualized revenues. We bought 7 companies -- we did 7 acquisitions for 13 companies. In the prior year, we bought -- or we did 7 acquisitions of 8 companies. So I think that we're in a really good spot to be able to continue that. We buy plug-and-play businesses, and our team's very disciplined as it relates to the approach, to be able to continue to

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 10 execute. And we've positioned ourselves well internally to be able to continue to effectively integrate these acquisitions. So again, I'd feel like we're in a good spot. We can -- from a capacity perspective, we can certainly -- we feel like we can certainly execute on similar patterns as we've done in the last couple of years. Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer And Rafe, on the financial performance -- on capacity, I'll add with where we ended the year and our recent convertible note offering and our upsized revolver positions us with about $300 million availability on a pro forma basis coming into 2018. Operator Our following question comes from Craig Kennison from Baird. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst I wanted to start with your margin comment. It was my impression that maybe some of the acquisitions you've done recently might have come in at slightly below the corporate average, but still sounds as though you believe you can increase margin overall, incorporating those acquisitions. Is that fair? Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. Following up on Andy's comment, that is fair. And our expectation going into 2018 is operating margin expansion of 30 to 50 basis points. As Andy alluded to, there could be some movement between the lines on the gross and the op line. But overall, our expectation and our goal for 2018 is a 30 to 50 bp improvement on operating margin. Andy L. Nemeth Patrick Industries, Inc. - President I'd also add a little bit, Craig, as it relates to the overall operating margin profile of the acquisitions that we executed on in 2017. We're better than the corporate average. That being said, we're looking at acquisition opportunities that may be dilutive upfront, but certainly, we expect to be able to bring the accretion from an operating margin perspective in a short period of time with any acquisition that we do. So we're not precluding ourselves from looking at acquisition opportunities that are -- that have a lower op margin than our corporate average. We're looking to continue to be opportunistic and stay disciplined to our approach as it relates to synergy and strategy. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And is there anything unusual about the cadence of revenue of your acquired businesses that we should be aware of as we think about each quarter going forward? Andy L. Nemeth Patrick Industries, Inc. - President No, there's a really not. We're -- again, we've got an extremely full pipeline today. If you look at the revenue models of the acquisitions that we've completed over the last 2 years that average revenue scale is pretty consistent with what we can effectively continue to put in action. But we don't hold ourselves to acquiring a certain number of targets in a quarter or in any year. Again, we're going to stay opportunistic with a full pipeline to be able to continue to acquire the entrepreneurial style business models. And so, again, there's not a true cadence that we can give you guidance on. But again, we expect to continue to execute. Todd M. Cleveland Patrick Industries, Inc. - CEO Hey Craig, this is Todd. The only thing I'd add to that is, is that I think it's very important that we stay disciplined and have the capabilities internally to be able to manage and stay in front of all the acquisitions that we do put together. So there will be times where it may feel like or seem like, from an outsider's perspective that we're not moving through things, and they seem to -- it may seem a little lumpy, like this year seemed a little lumpy. We expect some time, obviously, through the summers, really getting the management team kind of teed up and ready to go from a structure standpoint to digest the fourth quarter, and also, really position ourselves for the first half of year 2018 and really beyond. But we do take internally we -- along with just taking a look at the acquisition profiles, we do want to make sure that we've got the capacity internally to lead and drive these businesses. So you may see some times where things -- we may take a little bit of a timeout and regroup.

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 11 Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Sure. Then I had a different question, really, on the RVIA forecast. I believe that the RVIA is forecasting 3% shipment growth for 2018. And I guess, my question is, is there anything in your order patterns or your view of retail or dealer inventory that would cause you to doubt the attainability of a 3% industry growth for the RV space in 2018? Todd M. Cleveland Patrick Industries, Inc. - CEO No, there's nothing that we've seen at this point. I don't want to go out on a limb, but I would tell based on both retail -- both wholesale and retail data that's come in thus far, it certainly feels like that could be on the light side. Operator Our following question comes from Steve O'Hara from Sidoti. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just curious. I got cut off, so if this has been asked I apologize. But just on the acquisition side. Wondering your bandwidth in terms of ability -- how many acquisitions could you do comfortably from a management standpoint? And does that lend itself to larger or smaller acquisitions going forward aside from valuation perspective? Todd M. Cleveland Patrick Industries, Inc. - CEO Sure. As I was mentioning to Craig -- this is Todd again. But as I was mentioning to Craig, I think, structurally, we spent some time in the first part of '17 and through the summer, really, kind of restructuring things to where we divided some things up amongst senior management team and pass things along to other key leaders in the organization to have the capability of leading and managing these businesses. So from a capability standpoint, I think we're well positioned from a leadership standpoint, not only from what we've digested, but with also what we have and possibly could digest. I think the indication of buying, as Andy has mentioned, 7 -- 6 to 7 or plus businesses, we certainly have the bandwidth to take care of that assuming that they fit within our model. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then just on the -- sticking with that frame. How long does it take before you get the full profile of what you expected when you went in? How long does it take you to kind of integrate them and get them up to what you would expect to be getting out of them? And then what's your hit rate in terms of things coming in as you expected and forecast maybe above and below? Todd M. Cleveland Patrick Industries, Inc. - CEO Sure. This is to Todd again. I'd just say that our approach, as we've stayed consistent throughout our acquisition process, has been to come in and be supportive to the entrepreneurial spirit of the business. We don't come in and drive things day one. So to answer your question, we'll probably start seeing things change within the first, maybe 5 to 6 months. So we're going to let the business kind of digest the opportunities that we have in front of us, barring the fact that there's, I guess, some low-hanging fruit, which sometimes there is and there's sometimes not. A lot of times, you know, a lot of these opportunities are driven by future growth and us supporting them in future growth, both from a capital standpoint and a customer relation standpoint. So long story short would be is, is probably on average somewhere around the 6-month period, we start seeing some benefits and those stretching into not realizing full benefits until anywhere between 12 and 18 months. And finally, as it relates to our hit rate, I think our hit rate's been extremely strong. Our balanced approach to allow that leadership of the companies that we acquire to really digest our culture and our opportunities that we provide them has allowed us to have that success, because it's really not a jam-down approach, it's more of allowing them to see the opportunities and see the benefits, and based on how we have things structured from a compensation standpoint for both the new company or the company that we acquired and our teams, it's beneficial for them to take advantage of these things on a go-forward basis. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then just -- was there an impact from FEMA in the fourth quarter on the MH side?

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 12 Andy L. Nemeth Patrick Industries, Inc. - President This is Andy, Steve. We didn't see a notable impact from FEMA on either side of the business. The RV industry, as you know, was extremely strong. We think a number of the FEMA units were full from dealer lots. And then on the MH side, there were some FEMA units left in Q3 and Q4, but they were slipped into the existing pipeline and pushed backlogs out a little bit on the MH side. So we didn't see a noticeable uptick just due to FEMA in Q4. Operator (Operator Instructions) Our next question comes from Scott Stember from CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Maybe just talk about on the Marine side, that there's certainly some early signs that the marine industry or the boating industry this year could see some additional tailwinds this year, notably with the tax cuts that are going through. And now that you guys are exposed to far more than just pontoons with some of these recent acquisitions, could you just talk about how at your boating facilities -- from a capacity standpoint, how prepared you are? Is there anything you guys will have to do to, probably, handle some of this influx in demand? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Scott. This is Andy. Well, you talked about -- we're really excited about the Marine space and the marine platform and the opportunity for continued growth. Our facilities today are well-positioned to be able to support that. And one of the -- again, the value proposition that we bring in all of our markets is the ability to flex up and move with our customer base. So from a capacity perspective, we're going to continue to stay ahead of the marine space, similar to the way that we've done and been focused on in the RV space and our other markets, to be able to make sure we've got that capacity. But our plants today are well-positioned to continue to take advantage of the opportunities of existing Marine and continue to capitalize on their expanding business. So again, we're optimistic. We like what we see, and we're well positioned for it. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. Most of my other questions have been answered already. But just on the tax rate adjustment. I mean, just go over that again. I know that if you back out the -- that benefit that you had, it looks like you're at $0.87. What was the tax rate for the quarter that came down to that? Was it in the low 30% range? Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer It was, yes. That's comparable with where we were earlier. Operator We have no further questions at this time. Julie Ann Kotowski Patrick Industries, Inc. - Director of IR Thanks, Sylvia. We appreciate everyone for being on the call today. We look forward to talking to you again at our first quarter 2018 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. And I'll turn the call back over to operator. Operator Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating. You may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially

02/15/2018 10:00 AM GMT, Q4 2017 Patrick Industries Inc Earnings Call THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 13 in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2018 Thomson Reuters. All Rights Reserved.